Exhibit 99.1

Grubb & Ellis Company 1551 N. Tustin Avenue, Suite 300 Santa Ana, CA 92705 714.667.8252 main 714.667.6860 fax www.grubb-ellis.com news release
for immediate release

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Extends 10-K Filing Beyond March 31, 2009
SANTA ANA, Calif. (March 31, 2009) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced that the filing of its 2008 Annual Report on Form 10-K with the Securities & Exchange Commission will be delayed beyond the March 31, 2009 due date.
The company previously announced on March 18 that it had filed a Notification of Late Filing on Form 12b-25, and was intending to file its 2008 10-K by March 31, 2009, as a consequence of having to restate certain previously issued financial statements to correct accounting errors related to the timing of revenue recognition relating to certain tenant-in-common investment programs sponsored by NNN Realty Advisors prior to the company’s merger with NNN Realty Advisors in December 2007.
The company has now substantially completed the work necessary to report 2008 financial results. However, additional time is necessary to complete the restatement of its previously issued financial statements for the years ended December 31, 2007 and 2006, and the related quarters that will be reflected in the 2008 Form 10-K.
The company currently intends to file its 2008 Annual Report on Form 10-K within the next 30 days.
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges; public non-traded real estate investment trusts (REITs) and real estate investment funds. As of September 30, 2008, more than $3.8 billion in investor equity has been raised for these investment programs. Grubb & Ellis and its subsidiaries currently manage a growing portfolio of more than 225 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.
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Grubb & Ellis Company Extends 10-K Filing Beyond March 31, 2009
Forward-Looking Statements
Certain statements included in this press release constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates, will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by such forward-looking terminology as “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and words or phrases of similar import. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause the Company’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. These statements include the Company’s statements regarding the impact of the restatement on its previously reported financial results and the preliminary estimates of revisions to prior period financial statements. There can be no assurance that management, the Audit Committee or the Company’s independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different than management’s preliminary estimates or identify additional issues or other considerations in connection with the restatement and the audit and review process, or that these issues or considerations will not require additional adjustments to the Company’s prior financial results for additional annual or quarterly periods. All of these statements are subject to risks and uncertainties that may cause the statements to be inaccurate. These risks and uncertainties include, but are not limited to, those resulting from the Company’s ongoing analysis of the effect of the correction in the Company’s accounting method regarding revenue recognition; other accounting adjustments that may result from review of the Company’s financial statements for the periods in question; the timing of the completion of the audit of the Company’s restated financial statements by its independent registered public accounting firm; the Company’s ability to timely file amended periodic reports reflecting its restated financial statements; the ramifications of the Company’s potential inability to timely file required reports; potential claims and proceedings relating to such matters, including stockholder litigation and action by the Securities and Exchange Commission (the “Commission”) or other governmental agencies; and negative tax or other implications for the Company resulting from the accounting adjustments; and other factors. Many of these risks and uncertainties are beyond the control of the Company. These and other risks and uncertainties are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007 and are also described from time to time in the reports the Company files with the Commission. The Company undertakes no obligation to update, and does not have a policy of updating or revising, these forward-looking statements.
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Grubb & Ellis Company 1551 N. Tustin Avenue, Suite 300.	Santa Ana, CA 92705	714.667.8252